                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Neoprobe Corporation and Subsidiaries (A Development Stage Company) listed below of our report dated February 20, 1998, on our audits of the consolidated balance sheets of Neoprobe Corporation and Subsidiaries (A Development Stage Company) as of December 31, 1996 and 1997, and the related consolidated operations, stockholders' equity, and cash flows for the years ended December 31, 1995, 1996 and 1997, and for the period from November 16, 1983 (date of inception) to December 31, 1997, which report is included in this Annual Report on Form 10-K.

                 Form S-3                  File No. 33-72700
                 Form S-3                  File No. 33-73622
                 Form SB-2                 File No. 33-86000
                 Form S-3                  File No. 33-93438
                 Form S-3                  File No. 33-93858
                 Form S-3                  File No. 333-15989
                 Form S-8                  File No. 33-70074
                 Form S-8                  File No. 33-81410
                 Form S-8                  File No. 333-05143


                                                        COOPERS & LYBRAND L.L.P.


Columbus, Ohio
March 30, 1998